================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 8, 2001


                         GRANADA MINERAL PRODUCTS, INC.
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)



           Nevada                        000-29475                87-0640430
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission            (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)


            c/o 4700 S 900 E SUITE 41B,
                SALT LAKE CITY UT                               84117
      ---------------------------------------                 ----------
      (Address of principal executive office)                 (Zip Code)


     Registrant's telephone number, including area code   (800) 870-1654


================================================================================

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         The Registrant entered into a Stock Exchange Agreement (the "Agreement"), dated May 8, 2001, with Sarenghetti Enterprises, a Nevada corporation ("SARG"), which provides for the merger of SARG with and into the Registrant which will be the surviving entity, pursuant to a tax-free reorganization in accordance with Section 354 and 368 of the Internal Revenue Code of 1986, as amended.

         Upon the Closing of the Agreement and the transactions contemplated therein, there will be a change in control of the Registrant. Such Closing is presently anticipated to occur on or about May 8, 2001.

         Pursuant to the Agreement, at the Closing (as defined in the Agreement), SARG will exchange 6,765,929 shares of its common stock, par value $0.001 per share, representing all of its issued and outstanding stock for 10,075,000 shares of common stock, par value $0.001 per share, of the Registrant. As a result, upon the completion of the Closing and consummation of the merger as contemplated, the holders of shares of SARG's common stock will hold 65% of the Registrant's issued and outstanding common stock. The shares of the registrant's common stock that will be exchanged for the shares of SARG have not been registered under the Securities Act of 1933, as amended, in reliance on an exemption from registration, pursuant to Section 4(2) thereof, and, accordingly, the certificate or certificates representing such shares shall bear an appropriate restrictive legend in accordance with the requirements of Rule 144 promulgated thereunder.

         Pursuant to the terms of the Agreement, the Registrant will change its name to "Malahat Energy Corporation." The parties expect such name change to occur shortly after the Closing.

         In addition, pursuant to the terms of the Agreement, upon the Closing, Ben Dulley will be appointed as a director and President, and Bruce Ramsay as a director, Chief Financial Officer and Secretary of the Registrant and Kimberlee Bogen as a director. The Agreement also provides that the number of the members of the Board of Directors of the Registrant, immediately after the Closing, shall be three (3).

         Ben Dulley, the President and Director owns 55,610 common shares, Bruce Ramsay, the Chief Financial Officer, Secretary and Director owns directly and beneficially 92,449 common shares, Jake Neufeld owns 315,488 common shares, George Neufeld owns 123,519 common shares and The British Columbia Advanced Systems Foundation owns 110,425 common shares.

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS.

         Upon the Closing of the Agreement referenced above and the completion of the transactions contemplated thereby, the Registrant will acquire all the assets, liabilities and properties of SARG. SARG is a Nevada corporation that was incorporated on March 27, 2001. As the result of a merger, on or about May 9, 2001, by SARG with an entity called Malahat Systems Corporation, SARG acquired all the assets, liabilities and properties of Malahat, a producer of thermal and electrical energy using biomass waste as fuel. In particular, the assets include the intellectual property for the Malahat reformer gasifier and associated pending patent application number 2,324,053, including engineering specifications and drawings, and two M500 assemblies and associated heating and electrical generation equipment, together with service facilities and tools.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.


--------------------------------------------------------------------------------
                                                                          Page 2

ITEM 5.  OTHER EVENT.

         On or about April 10, 2001, the Registrant effected a 10:1 split with respect to each share of its common stock, par value $0.01 per share, issued and outstanding as of that date.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

         As of May 8, 2001, Jack Turner resigned as the Company's sole Director and Officer, pursuant to the terms of the Agreement. Also pursuant to the terms of the Agreement, on May 8, 2001, Ben Dulley was appointed as President and a Director of the Company, Bruce Ramsay was appointed as Chief Financial Officer and a Director of the Company and Kimberlee Bogen was appointed a Director of the Company, each to serve in each of his respective offices until the next annual meeting of shareholders.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial statements of businesses acquired.

                  The Company intends to file the financial statements required by this Item within sixty (60) days from the date hereof.

         (b)      Pro forma financial information.

                  The Company intends to file the pro forma financial information required by this Item within sixty (60) days from the date hereof.

         (c)      Exhibits List:

                  Exhibit Item                       Description

                  2.0                        Stock Exchange Agreement
                  3.0                        Articles of Merger



ITEM 8.  CHANGE IN FISCAL YEAR.

         The Company will retain its fiscal year end as December 31 after the closing of the merger described above and in the Agreement.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            GRANADA MINERAL PRODUCTS, INC.

                                            BY:  /s/  BEN DULLEY
                                                 -----------------------------
                                                      Ben Dulley, President

Date:    May 8, 2001


--------------------------------------------------------------------------------
                                                                          Page 3